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                                                                  Exhibit (1)(c)


                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           NEW YORK MUNICIPAL FUND FOR
                           TEMPORARY INVESTMENT, INC.


                  NEW YORK MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

                         By striking out Article II of the Articles of
Incorporation in its entirety and inserting in lieu thereof the following:

                         "The name of the Corporation is:

                  MUNICIPAL FUND FOR NEW YORK INVESTORS, INC."

                  SECOND: The foregoing amendment to the Articles of Incorporation has been duly approved by a majority of the entire Board of Directors of the Corporation and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

                  IN WITNESS WHEREOF, NEW YORK MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate
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seal to be hereunto affixed and attested by its Secretary on this 15th day of
July, 1983.


                                                  NEW YORK MUNICIPAL FUND FOR
                                                  TEMPORARY INVESTMENT, INC.



                                                  By:/s/ William J. Nutt
                                                     __________________________
                                                     William J. Nutt
                                                     President


(SEAL)


ATTEST:



/s/ Morgan R. Jones
__________________________
Morgan R. Jones, Secretary

                                       -2-
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                                   CERTIFICATE


                  THE UNDERSIGNED, President of NEW YORK MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties of perjury.


                                                   /s/ William J. Nutt
                                                   ___________________
                                                   William J. Nutt
                                                   President


Date:  July 15, 1983